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                                                                   EXHIBIT 10.58

                                January 19, 2000

Mr. David J. Cade
Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, Pennsylvania 19462-1129

Dear Mr. Cade:

            Reference is made to your Employment Agreement dated July 24, 1996, as amended and extended (the "Employment Agreement"), with Lithium Technology Corporation (the "Company"). For good and valuable consideration and in order to induce the parties to enter into the Merger Agreement, dated as of January 19, 2000, between Pacific Lithium Limited ("PLL") and the Company (the "Merger Agreement"), you understand and acknowledge that, as contemplated by the Merger Agreement, you will be offered employment by PLL pursuant to the terms of the Employment Agreement in the form attached as Exhibit B to the Merger Agreement (the "PLL Employment Agreement") if and when the Closing Date of the Merger shall occur, and you hereby acknowledge and agree that from and after the execution of the Merger Agreement, the Employment Agreement shall be amended as follows for the benefit of the Company and PLL. This agreement may be executed in multiple counterparts; each shall be an original; and all together shall constitute the same instrument.

            1. In the event that your employment under the Employment Agreement is terminated by the Company at the request of PLL (other than pursuant to Sections 5(a) or (b) thereof) prior to the Closing under the Merger Agreement or prior to the time the shareholders of the Company shall have voted to disapprove the Merger Agreement, then you shall be entitled to receive, and the Company shall pay to you, (a) an amount equal to six month's salary at the then current annual rate under the Employment Agreement payable in one lump sum within 30 days after such termination, and (b) the Options to be allocated to you pursuant to Section 7.5 of the Merger Agreement, which shall vest in accordance with
Section 7.5 of the Merger Agreement as if such termination had not occurred (and the Employment Agreement is hereby superseded to the extent of any inconsistency herewith).

            2. With regard to any payments under the Employment Agreement that are payable as a result of any change in control of the Company, (a) you agree that for a period of 60 days from and after the execution of the Merger Agreement, you will not resign from your employment with the Company and (b) thereafter in the event of the termination of your employment with the Company resulting from your resignation, you will be paid, at your election by giving notice to the Company within 15 days after such resignation, either (i) six month's salary at the then current annual rate under the Employment Agreement payable in one
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lump sum within 30 days after such termination or (ii) in lieu thereof, 50 percent of the Options to be allocated to you pursuant to Section
7.5 of the Merger Agreement, and upon such election, such Options shall vest in accordance with Section 7.5 of the Merger Agreement as if such termination had not occurred (and the Employment Agreement is hereby superseded to the extent of any inconsistency herewith).

            3. Upon the execution of the PLL Employment Agreement by you and PLL, the PLL Employment Agreement will supersede in its entirety the Employment Agreement, and the Employment Agreement shall thereupon be terminated and have no further force or effect as of the Closing under the Merger Agreement.

            4. Except as set forth above, you hereby release the Company and PLL from any and all claims for any severance or post-termination payments under the Employment Agreement.

            Defined terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.


LITHIUM TECHNOLOGY                        PACIFIC LITHIUM LIMITED
CORPORATION

By:__________________________             By:_______________________
   Name:                                     Name:
   Title:                                    Title:




Accepted and agreed:



___________________________
David J. Cade